Exhibit 10.6
                               EXCHANGE AGREEMENT


         Exchange Agreement, dated as of December 14, 2001, by and between Hollywood Media Corp. (the "Company") and Laurie S. Silvers (the "Executive").

         WHEREAS, Laurie Silvers has served as the Vice Chairman and President of the Company from its inception in 1993;

         WHEREAS, the Executive is a party to an Employment Agreement, dated as of July 1, 1993, and amended as of July 1, 1998, with the Company (the "Employment Agreement");

         WHEREAS, the Executive holds options to purchase 522,500 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a purchase price of $8.00 or more per share and the Company's common stock has recently traded on the Nasdaq National Market at $4.00 per share.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

1. Outstanding Options. The Executive holds options to purchase 522,500 shares of the Common Stock as identified on Schedule I attached hereto (collectively, the "Options"). The aggregate fair value of the Options using the Black-Scholes valuation model is $1,041,364.

2. Exchange for Common Stock. Effective as of the date of this Agreement, the Options shall be cancelled and no longer in effect and in place thereof, the Executive shall receive a grant of 260,341 shares of Common Stock (the "Shares"), which values the Common Stock at $4.00 per share.

3. Vesting. Fifty percent (50%) of the Shares held by the Executive shall vest on June 30, 2002 and the remaining fifty percent (50%) of the Shares held by the Executive shall vest on January 1, 2003. The Shares shall not be sold, assigned, pledged or otherwise transferred by the Executive prior to vesting. Any attempted transfer of the Shares prior to vesting shall be void and of no force or effect. In the event that any other person succeeds to all or any part of the interest of the Executive in the Shares, by operation of law or otherwise, such holder and any succeeding holder shall hold such interest subject to the restrictions imposed by this Agreement, including without limitation those restrictions relating to vesting and the forfeiture of unvested Shares upon a termination of employment of the Executive. Notwithstanding the foregoing:

                  (a) If the Executive's employment by the Company is terminated by the Company without Cause, or as a result of the Executive's death or Disability, then all of the Shares shall vest on the date of termination.

                  (b) All of the Shares shall vest upon the occurrence of a Change of Control with respect to the Company.

                  (c) If, at any time prior to January 1, 2003, the Executive's employment with the Company is terminated (i) by the Executive or (ii) by the Company with Cause, then any Shares that are not vested shall be reacquired by the Company immediately upon such termination for no consideration and thereby forfeited to the Company.

4. Notices. All notices under this agreement shall be in writing and shall be delivered by personal service, facsimile or registered or certified mail (if such service is not available, then by first class mail), postage pre-paid, to:


         If to the Company:
         -----------------

                  Hollywood Media Corp.
                  2255 Glades Road, Suite 237W
                  Boca Raton, FL  33431
                  Fax: (561) 998-2974
                  Attention:  General Counsel

         If to the Executive:
         -------------------

                  Ms. Laurie S. Silvers
                  2255 Glades Road, Suite 237W
                  Boca Raton, FL  33431
                  Fax:  (561) 998-2974

All notices shall be deemed given when received.

5. No Effect on Terms of Employment. This Agreement is not a contract of employment and the terms of the Executive's employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided. Nothing herein shall be construed to impose any obligation on the Company to continue the Executive's employment and it shall not impose any obligation on the Executive's part to remain in the employ of the Company.

6.       Transfer Restrictions. Executive covenants and agrees with the Company:

         (a) that she is acquiring the Shares for her own account and not with a view to the resale or distribution thereof;

         (b) that any subsequent offer for sale or sale of any of the Shares shall be made either:

                  (i) pursuant to a Registration Statement on an appropriate form under the Securities Act of 1933 (the "Act"), which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or

                  (ii) a specific exemption from the registration requirements of the Act, but in claiming such exemption, the Executive shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption, and

         (c) that the certificates evidencing the Shares shall bear a legend to the effect of the foregoing restrictions set forth in this Section 6. For so long as the Shares remain unvested in whole or in part, certificates for unvested Shares shall also bear a legend to the effect that the Shares are subject to the restrictions on transfer and Company reacquisition right set forth in Section 3 of this Agreement.

7. Severability of Provisions. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this agreement shall be construed and enforced as if it did not include such provision.

8. Amendment. This Agreement cannot be amended except by a writing executed by the Company and the Executive.

9. Applicable Law; Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to the conflicts of laws principles thereof. The headings in this agreement are solely for convenience of reference and shall not affect its meaning or interpretation.


                                       HOLLYWOOD MEDIA CORP.


                                        By:          /s/ Nicholas G. Hall
                                                     -------------------------
                                        Name:        Nicholas G. Hall
                                                     -------------------------
                                        Title:       Chief Operating Officer
                                                     -------------------------

                                        Attest:      /s/ Melissa H. Siegel
                                                     -------------------------

                                                     /s/ Laurie S. Silvers
                                                     -------------------------
                                                     Laurie S. Silvers